AMENDMENT NO. 1 TO FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 3, 2007
Date of Report: (Date of earliest event reported)

Bedminster National Corp.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

333-127329	90 Washington Valley Road, Bedminster, New Jersey 07921	20-2779605
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(908) 719-8940
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

           Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01  Entry Into a Material Definitive Agreement

On July 3, 2007, we entered into a Stock Purchase Agreement (“Agreement”) with Metropolitan Computing Corporation, a New Jersey Corporation (“MCC”) and Michael Levin (“Seller”) in which we acquired eighty (80%) percent of the issued and outstanding shares of MCC.  Pursuant to the Agreement, MCC became our subsidiary.  The closing of the transactions contemplated by the Agreement was subject to customary closing conditions, including the delivery of financial statements by MCC.  In consideration for the the purchase of the shares of MCC, we paid a total of Eight Hundred Thousand  Dollars ($800,000.00) plus 1,000,000 shares of our Class A Common Stock; provided, however, that such Purchase Price will be adjusted in accordance with terms of the Agreement.  We  paid the Purchase Price in the following manner: (i) Three Hundred Thousand and 00/100 Dollars ($300,000.00) at Closing, and (ii) Three Hundred Thousand and 00/100 Dollars ($300,000.00)  by a Buyer Promissory Note delivered at the Closing, and (iii) an aggregate of Two Hundred Thousand and 00/100 Dollars and 1,000,000 shares of the Class A Common Stock  to be earned by Seller and paid by Buyer in accordance with the Agreement.  The Company used the proceeds from the July 3, 2007 Promissory Note with Dutchess Private Equities Fund, Ltd. for the initial payment to Seller.

On July 3, 2007, we issued to promissory note to Dutchess Private Equities Fund, Ltd. (the “Investor”) for $1,375,000 (“Face Amount”) which has a two-year term and bears annual interest at 12%.  The closing of and release of proceeds of the Promissory Note were subject to our completion of the acquisition of MCC and the transaction closed simultaneously. Pursuant to this Note, we are required to make mandatory payments to the Investor in the amount of $20,000 upon closing of the funding and then $30,000 on August 1, 2007, $40,000 on September 1, 2007, $50,000 per month for October 1, 2007 through June 1, 2008 and then $70,000 each month from July 1, 2007 until the face amount of the loan is paid in full.  In the event of default of this Note,  the Investor may declare the entire unpaid principal balance of this Note, together with interest accrued, immediately due and payable at the place of payment, without presentment, protest, notice or demand, all of which are expressly waived.  In addition, pursuant to the Note with the Investor, we issued 1,875,000 shares of Class A Common Stock and  we paid fees of $100,000 which was deducted from the proceeds of the Note.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 3, 2007, we entered into a Stock Purchase Agreement (“Agreement”) with Metropolitan Computing Corporation, a  New Jersey Corporation (“MCC”) and Seller in which we acquired eighty (80%) percent of the issued and outstanding shares of MCC.  Pursuant to the Agreement, MCC became our subsidiary.  The closing of the transactions contemplated by the Agreement was subject to customary closing conditions, including the delivery of financial statements by MCC.  In consideration for the purchase of the shares of MCC, we paid a total of Eight Hundred Thousand Dollars ($800,000.00) plus 1,000,000 shares of our Class A Common Stock; provided, however, that such Purchase Price will be adjusted in accordance with terms of the Agreement.  We are paid the Purchase Price in the following manner: (i) Three Hundred Thousand and 00/100 Dollars ($300,000.00) at Closing, and (ii)  Three Hundred Thousand and 00/100 Dollars ($300,000.00) be paid by a Buyer Promissory Note delivered at the Closing, and (iii) an aggregate of Two Hundred Thousand and 00/100 Dollars and 1,000,000 shares of our Class A Common Stock  to be earned by Seller and paid by Buyer in accordance with the Agreement.  The Company used the proceeds from the July 3, 2007 Promissory Note with Dutchess Private Equities Fund, Ltd. for the initial payment to Seller.

We also provided a revolving credit line (“Line”) to MCC at closing of four hundred thousand dollars ($400,000).  The Line provides for an interest rate of eight (8%) percent, and interest and principal will be repaid us annually.    At any time after the third anniversary of the Closing provided that the Line has been repaid, Seller may put his remaining shares of MCC (“Sellers’ Shares”) to us and we must purchase Seller’s Shares at the Put Price. The Put Price is the per share amount based upon the average of two most recent years of MCC’s audited annual EBITDA multiplied by six (6) and divided by five (5) or $200,000, whichever is greater (the “Put Amount”).  The Put Amount will be paid to Seller in cash in three (3) equal annual payments.   Also , we enter into an employment agreement with Seller which provides for a five (5) year term and  have  mutually agreed to salary, benefits and other standard provisions including a non-compete clause.

METROPOLITAN COMPUTING CORPORATION

MCC established in 1985, is active in the design, development, and marketing of instrumentation equipment for the pharmaceutical industry. The MCC product line includes transducers for measuring compression and other forces on tablet press machines, as well as sensors for torque or power consumption on mixing and granulating equipment. MCC serves all market segments of instrumentation and data acquisition systems for pharmaceutical solid dosage research and development (R&D), scale-up and production. MCC offices are located at 6 Great Meadow Lane, East Hanover, New Jersey 07936 and its telephone number is: (973) 887-7800 and web site: www.mcc-online.com.

Products and Services

MCC is an industry recognized expert in precision instrumentation, specializing in solid dosage form equipment. MCC has developed an instrumentation laboratory to create original designs of transducers that are considered the best in the industry. MCC uses the most advanced hardware and software available to create and optimize new products. A growing company with clients worldwide, MCC has established continual customer service and support that aims for complete customer satisfaction. MCC already has a substantial user base including such Fortune 500 companies as American Home Products, Amgen, Abbott Labs, BASF, Bristol-Myers Squibb, Dow Chemical, Hoffman-La Roche, Merck, Novartis, Pfizer, Searle, SmithKline Beecham, and many others.  The product line developed by MCC includes:

Instrumentation

Instrumentation is custom-made precision sensors that measure force, torque, speed, distance, temperature, moisture, pressure, and displacement. These transducers can be installed on various machines such as tablet presses, roller compactors and mixers-granulators.

Advanced Instrumentation Monitor (AIM)

A data acquisition system designed specifically for development of tablets and capsules. It includes transducers, amplifiers, a computer and software. The system is mobile and can be moved between different types of instrumented equipment. Each system can be custom tailored to match customer specific needs with the choice of Tablet Press, Mixer-Granulator, Encapsulator, and Batch Recorder modules.

The Presster™

A unique patented high speed tablet press simulator or replicator for product development and scale-up of tablets. Over the last 6 years, MCC has sold 11 Presster machines at an average price tag of about $300,000.

Tablet Press Controller (TPC)

A generic device that maintains tablet weight within the prescribed limits. TPC can be retrofitted to work with virtually any brand or model of the tablet press. Moreover, multiple TPCs can be tied together into one supervisory control node (unique MCC concept).

Technical Services

-	Customer Support features a unique audit trail and a long distance technical support via high-speed modem or Internet.
-	Transducer Calibration Service is available for sensors made either by MCC or by other vendors.
-	Transducer and System Maintenance contracts include free repair or replacement of any defective or damaged components, free software upgrades, and unlimited telephone and modem support.
-
Validation and Documentation Service follows the FDA guidelines and includes written records of calibration, inspections, standard operating procedures, system specifications, user requirements, program flow charts, description of variables and algorithms, units conversion factors, bug and enhancement reports, installation qualification, operational qualification, and development history.

Management

MCC currently has 13 full-time employees. Among them:

Michael Levin, Ph. D. is the President and CEO of the company, providing overall management and planning. Prior to forming MCC in 1985, Dr. Levin has been a consultant to such pharmaceutical companies as Merck, Sandoz (presently Novartis), and Warner-Lambert. He received his Ph.D. in BioMathematics (1980) from University of Washington in Seattle. He is a member of the American Association of Pharmaceutical Scientists (AAPS), International Society for Pharmaceutical Engineering (ISPE), and Biomedical Engineering Society (BMES).

Sean Murphy, VP Operations, Sales & Marketing is responsible for most MCC sales, having almost 10 years of experience in industrial sales. He is in charge of day-to-day marketing and sales activities, identifying target markets, supervising advertising and trade shows, developing and implementing marketing strategies and promotional activities, sales force training and allocation.

Al Katz, Sales Engineer is mostly doing internal sales and marketing, has 25 years of experience in sales and marketing in various industries.

Lev Tsygan, Project Engineer, is the head of the Mechanical Engineering Department, with over 30 years of experience as a Mechanical Engineer.

Anatoly Bezrodnykh, Sr. Instrumentation Engineer, is heading the Electronics and Computer Hardware department, with 18 years of experience in Applied Physics, Electronics and Instrumentation fields.

Sergey Kondratiev, the Project Manager, is an expert in System Analysis and Networking, as well as the Validation Compliance Officer, with 17 years of experience in various engineering and documentation fields.

Market and Business Opportunities

There are almost 2,000 pharmaceutical companies in the world, and more than half of them are in the U.S. Most of these companies have a research and development department where initial compounds are formulated, a pilot lab where they are scaled-up, and a production facility where the pills are mass-produced.

MCC products will address the three pharmaceutical market segments:

1.Pharmaceutical R&D Market.

The annual volume of Research and development grade instrumentation purchased by pharmaceutical solid dosage development groups in U.S. is currently estimated at approximately $25 million ($50 million worldwide). This number is going to increase exponentially as the scientific product development methods will gain recognition and since the introduction of the PAT (Process Analytical Technology) initiative by FDA (Food and Drug Administration). MCC intends to be the market lender in this area.

2. Pharmaceutical Scale-Up Market.

This market is underdeveloped. MCC has gained recognition as a scale-up expert and intends to become a major player in this field with its unique solutions to problems of tableting scale-up. In order to understand the existing problems in pharmaceutical tableting scale-up, one has to remember that any new drug that comes in a powder form is initially available in very small quantities. To optimize a tablet in early development stages, formulators use small tablet presses that do not require large amounts of very expensive API (Active Pharmaceutical Ingredients). The problem is that these tablet presses are invariably very slow compared to large rotary production presses. As a “perfect” formulation is scaled up to high-speed production, it very often causes all sorts of problems (such as inadequate hardness, friability, dissolution) that are attributed to speed of compaction. One of the many reasons why the overall efficiency of pharmaceutical industry is about 15% is that tablets so often need to be sent back to R&D for “re-formulation” resulting in millions of dollars in additional expenditure.

3. Pharmaceutical Production Market

This market is highly regulated. The quality control issues, specifically tablet weight control requirements, are becoming the major concerns of any pharmaceutical production facility. The market for tablet press controllers is estimated to be many times that of R&D press instrumentation. MCC products will also be marketed internationally.  Although Europe and Japan are trailing the U.S. in the level of solid dosage equipment instrumentation, these geographical areas are rapidly becoming more sophisticated. Asia and Latin America markets are not far behind. MCC has recently entered into an agreement to supply monitoring and control equipment to a major tablet press manufacturers in Taiwan and Japan, and is currently discussing similar deals with Indian and Korean manufacturers.

4.  Other Markets

A growing number of "nutraceutical" and vitamin companies can use generic tablet press controllers that are built by MCC.Long range markets include industries other than pharmaceutical. Chemical companies, cosmetics and food industry that use mixing processes can benefit from MCC monitoring technology. There is a growing number of chemical companies that supply excipients to the pharmaceutical industry, and, as a rule, they have to use tablet presses for excipient evaluation.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

On July 2, 2007, we issued a total of 1,875,000 shares of our Class A common stock to Dutchess Private Equities Fund, Ltd. in accordance with our promissory note with Dutchess.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of Metropolitan Computing Corporation as of December 31, 2006 and 2005 are filed as Exhibit 99.1 The Unaudited Consolidated Financial Statements of Metropolitan Computing Corporation as of March 31, 2007 will be filed as Exhibit  99.2  an Amendment to this 8K.

(d)  EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Stock Purchase Agreement between Bedminster National Corp., Metropolitan Computing Corporation and Michael Levin *

10.2	Secured Promissory Note with Michael Levin. *

10.3	Revolving Line of Credit between Bedminster National Corp. and Metropolitan Computing Corporation. *

10.4	Employment Agreement with Michael Levin. *

10.5	Promissory Note with Dutchess Private Equities Fund, Ltd. *

10.6	Security Agreement with Dutchess Private Equities Fund, Ltd. *

99.1	Audited Consolidated Financial Statements of Metropolitan Computing Corporation as of December 31, 2006 and 2005

* Filed with the original Form 8-K on July 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bedminster National Corp.

By: /s/ Paul Patrizio
PAUL PATRIZIO
President

Dated: July 11, 2007